Exhibit 23.5

                      CONSENT OF SALOMON SMITH BARNEY INC.

                  We hereby consent to the use of our name and to the description of our opinion letter, dated February 13, 2000, under the captions "Summary -- Reasons for the Merger", "-- Opinion of Salomon Smith Barney Inc.", "The Merger -- Background of the Merger", "--Reasons For the Merger; Recommendation of the NetOptix Board of Directors" and "-- Opinion of Salomon Smith Barney Inc." in, and to the inclusion of such opinion letter as Annex B to, the Joint Proxy Statement/Prospectus, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Corning Incorporated. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Dated:  March 17, 2000

                                                  SALOMON SMITH BARNEY INC.


                                                  By: /s/ Salomon Smith Barney

                                    -II-17-